                      Securities and Exchange Commission
                            Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)
                               October 11, 2000



                                 INSYNQ, INC.
                         (Exact name of registrant as
                           specified in its charter)


    Delaware                        0-22814                     74-2964608
(State or other                   (Commission                 (IRS Employer
jurisdiction of                   File Number)                Identification
incorporation)                                                    Number)


                              1101 Broadway Plaza
                           Tacoma, Washington  98402
             (Address of principal executive offices and zip code)


                                (253) 284-2000
                        (Registrant's telephone number,
                             including area code)


                             XCEL MANAGEMENT, INC.
         (Former name or former address, if changed since last report)
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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

        On October 11, 2000, the board of directors of the Company decided to terminate the Company's current accountant, G. Brad Beckstead ("Beckstead"), C.P.A., and engage Grant Thornton LLP, as the Company's auditor for the year ending May 31, 2001. Beckstead served as the Company's auditor for the fiscal year ended May 31, 2000. Because of Grant Thornton's familiarity with the accounting and business operations of publicly held companies, their depth of knowledge and personnel, their nationwide operations, and the growing needs of the Company, the board of directors believes Grant Thornton is in the best position to undertake the audit of the Company's financial statements for the fiscal year ending May 31, 2001, and beyond, and future audits of the Company's year-end financial statements. Grant Thornton's office is located in Key Tower at 700 Fifth Avenue, Suite 4150, Seattle, Washington 98104.

        During the year ended May 31, 2000, and up to and including the present, there have been no disagreements between the Company and Beckstead on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. Beckstead's report on the financial statements of the Company for the fiscal year ended May 31, 2000, indicated that substantial doubt existed regarding the Company's ability to continue as a going concern.

        The Company intends to ratify the appointment of Grant Thornton at the next meeting of the Company's stockholders.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        INSYNQ, INC.

Dated: October 13, 2000                 By: /s/ JOHN P. GORST
                                            ----------------------------------
                                        John P. Gorst, Chief Executive Officer



                                 EXHIBIT INDEX

     Exhibit No.   Description
     -----------   -----------

     16.1*         Letter re Certifying Accountant

     -----------------
     *  Filed herewith.